                                                                      EXHIBIT 16

        Global SmallCap Fund - Class B
            08/05/94 - 06/30/95

                                                  Since              Since
                                                Inception          Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------
Initial Investment                               $1,000.00         $1,000.00

Divided by Net Asset Value                           10.00             10.00
                                                 ---------         ---------
Equals Shares Purchased                            100.000           100.000

Plus Shares Acquired through
  Dividend Reinvestment                              0.056             0.056
                                                 ---------         ---------
Equals Shares Held at 06/30/95                     100.056           100.056

Multiplied by Net Asset Value at 06/30/95             8.84              8.84
                                                 ---------         ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                  884.50            884.50

Less deferred sales charge                          (35.36)             0.00
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95               849.14            884.50
                                                 ---------         ---------
Divided by $1,000 (P)                               0.8491            0.8845

Subtract 1                                         -0.1509           -0.1155

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)        -15.09%
                                                 =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                              -11.55%
                                                                   =========
ERV divided by P                                    0.8491

Raise to the power of                               1.1094

Equals                                              0.8341

Subtract 1                                         -0.1659

Expressed as a percentage equals the
  Average Annualized Total Return                  -16.59%
                                                 =========
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* Does not include sales charge for the period.